Exhibit 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800
                                                                  [Micrel Logo]
PRESS RELEASE

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 FINANCIAL RESULTS

  * Fourth quarter GAAP earnings per diluted share of $0.11, compared with $0.15 in third quarter and $0.11 in year-ago period
  * Fourth quarter non-GAAP earnings per diluted share of $0.13, compared with $0.15 in third quarter and $0.11 in fourth quarter 2005
  *  2006 revenues of $276.3 million grew 10.4%
  *  2006 gross margin of 57.9%, established a new Company record
  * 2006 GAAP earnings per diluted share of $0.46, the second highest in Company history
  * 2006 Non-GAAP earnings per diluted share of $0.55 increased more than 50% from $0.36 in 2005

   San Jose, CA, February 1, 2007 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the fourth quarter and year ended December 31, 2006.

   Revenues for the fourth quarter were $64.5 million, a decrease of 12% from third quarter revenues of $73.5 million and 1% lower than revenues of $65.1
million recorded in the year-ago period.   Fourth quarter net income was $8.5
million, or $0.11 per diluted share compared with net income of $11.8 million, or $0.15 per diluted share in the third quarter and net income of $9.9 million, or $0.11 per diluted share in the year ago period. Non-GAAP net income was $10.2 million, or $0.13 per diluted share, compared with $12.3 million, or $0.15 per diluted share in the third quarter, and $9.9 million, or $0.11 per share in the fourth quarter of 2005. Non-GAAP results exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, other unusual operating income and expense items, restructuring charges and related tax effects. A reconciliation of the adjustments made to GAAP net income, to compute non-GAAP net income, is contained in the financial tables of this press release.

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 2 of 9

   For the year ended December 31, 2006, revenues were $276.3 million, a 10.4% increase from $250.4 million in 2005. Net income was $38.0 million, or $0.46 per diluted share, compared with net income of $25.4 million, or $0.29 per share in 2005. 2006 Non-GAAP net income was $45.3 million, a 42% increase from 2005 non-GAAP net income of $31.9 million. 2006 non-GAAP income per diluted share increased 53% to $0.55 from $0.36 per diluted share in 2005. Micrel's 2006 gross margin of 57.9% was the highest in the Company's history. 2006 GAAP operating income increased to $57.5 million, or 20.8% of revenues, compared with 2005 GAAP operating income of $33.1 million, or 13.2% of revenues. Non-GAAP operating income in 2006 increased more than 50% on a year-over-year basis to $65.3 million with non-GAAP operating margins improving to 23.9%, up from 17.2% in 2005. During 2006, the Company repurchased 6.7 million shares of common stock totaling $71.5 million.

   "2006 was an excellent year for Micrel," stated Ray Zinn, president and CEO of Micrel. "On an annual basis, revenues, net income and earnings per share were each at the second highest level in the history of the Company. Gross margin increased for the fourth consecutive year and reached an all-time high, exceeding previous peak levels recorded in the year 2000 when revenues were 25% higher than 2006. In addition, operating income and net income increased significantly, and continued to grow much faster than our revenue growth rate, reflecting the operating leverage in our business model. The Company's cash flows also remained strong, with operating cash flows of $59 million in 2006."

   "In the fourth quarter, our customers continued to carefully control their inventory levels and align their purchases with forecasted end demand for their products. With the market perception that semiconductor components are readily available, the electronics supply chain is relying on semiconductor suppliers to hold enough inventory to respond to short order lead times. This has led to an inventory correction that Micrel and the rest of the semiconductor industry is currently working through."

   Outlook
   -------
   Fourth quarter bookings were slightly below third quarter levels primarily due to depressed order rates in December as customers attempted to minimize year-end inventory. This resulted in a book-to-bill ratio below one for the fourth quarter. As a result, the Company has less visibility than at the same time last quarter, making it difficult to accurately predict first quarter revenues. Order lead times for the Company's products remain fairly stable at

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 3 of 9


four to six weeks, but a relatively high proportion of quarterly revenue must still be booked and shipped within the quarter to OEM customers, or resold through the Company's distributors. Although bookings in January have increased from December levels, quarter-to-date new order rates and distributor resales have not been sufficient to ensure revenue growth in the first quarter. Based upon current backlog levels and demand estimates, the Company projects first quarter 2007 revenues will decrease sequentially by 1% to 5%, and GAAP earnings per diluted share will be in a range of $0.08 to $0.09.

   Zinn concluded, "While we are getting off to a relatively slow start in 2007, we believe that the inventory correction that we have been experiencing is bottoming. Order momentum has picked up over the last couple of weeks and is expected to improve over the balance of the quarter. The world economy appears to be healthy and customer forecasts are encouraging."

   Conference Call
   ---------------
   The Company will host a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) on February 1, 2007. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of fourth quarter and fiscal year 2006 financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen only basis by dialing (800) 240-2134. For international callers, please dial
(303) 262-2211. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through February 8, 2007, by dialing (303) 590-3000 or (800) 405-2236 and entering access code number 11081417. The webcast replay will also be available on the Company's website at: www.micrel.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings, order lead times, customer demand, customer and supply chain inventory levels

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 4 of 9

and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to
the Company from time to time; and Micrel's operating cash flow.   For further
discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended September 30, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

   Non-GAAP Reporting
   ------------------
   The Company's management uses non-GAAP measures to evaluate the performance of our business, to estimate future performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain revenues, gross margin, operating margin, net income and earnings per share that have been computed on a non-GAAP basis. These non-GAAP results were reached by excluding revenue and cost of revenues related to intellectual property settlements, equity-based compensation expense, unusual other operating income or expense items, restructuring charges and their related tax-effects. We reference those results to allow a better comparison of

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 5 of 9

results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.

   Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may be different from the non-GAAP information provided by other companies.

   About Micrel
   ------------
   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's products
include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit our website at: http://www.micrel.com.

                         -Financial Tables to Follow-

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 6 of 9

                                               MICREL, INCORPORATED
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In thousands, except per share amounts)
                                                   (Unaudited)

                                                      Three  Months  Ended                       Years  Ended
                                                ----------------------------------------    ----------------------
                                                December 31,  September 30, December 31,          December 31,
                                                ----------------------------------------    ----------------------
                                                    2006         2006         2005             2006        2005
                                                ------------  ------------  ------------    ----------  ----------
Net revenues                                     $   64,482    $   73,482    $   65,147     $  276,307  $  250,356
Cost of revenues(1)                                  27,598        30,449        27,675        116,244     116,564
                                                 ----------    ----------    ----------     ----------  ----------
Gross profit                                         36,884        43,033        37,472        160,063     133,792
                                                 ----------    ----------    ----------     ----------  ----------

Operating expenses:
  Research and development(1)                        12,938        13,071        11,085         52,199      45,231
  Selling, general and administrative(1)             11,568        11,867        14,215         49,099      46,159
  Other operating expense (income)                       53           (22)          --             966       9,282
  Restructuring expense                                 168            35           --             269         --
                                                 ----------    ----------    ----------     ----------  ----------
    Total operating expenses                         24,727        24,951        25,300        102,533     100,672
                                                 ----------    ----------    ----------     ----------  ----------
Income from operations                               12,157        18,082        12,172         57,530      33,120
Other income, net                                     1,289         1,549         1,271          5,404       4,180
                                                 ----------    ----------    ----------     ----------  ----------
Income before income taxes                           13,446        19,631        13,443         62,934      37,300
Provision for income taxes                            4,919         7,828         3,592         24,912      11,942
                                                 ----------    ----------    ----------     ----------  ----------
Net income                                       $    8,527    $   11,803    $    9,851     $   38,022  $   25,358
                                                 ==========    ==========    ==========     ==========  ==========

Net income per share:
  Basic                                          $     0.11    $     0.15    $     0.12     $     0.47  $     0.29
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted                                        $     0.11    $     0.15    $     0.11     $     0.46  $     0.29
                                                 ==========    ==========    ==========     ==========  ==========

Shares used in computing per share amounts:
  Basic                                              78,372        80,671        85,619         81,550      87,055
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted                                            79,477        81,324        86,641         82,843      87,971
                                                 ==========    ==========    ==========     ==========  ==========

Non-GAAP income per share:(2)
  Basic                                          $     0.13    $     0.15    $     0.12     $     0.56  $     0.37
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted                                        $     0.13    $     0.15    $     0.11     $     0.55  $     0.36
                                                 ==========    ==========    ==========     ==========  ==========

Non-GAAP shares used in computing
 Non-GAAP income per share:
  Basic                                              78,372        80,671        85,619         81,550      87,055
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted                                            79,235        81,104        86,641         82,675      87,971
                                                 ==========    ==========    ==========     ==========  ==========

(1) Includes amortization of stock-based
 compensation as follows:
  Cost of revenues                               $      395    $      485    $       32     $    1,582  $      159
  Research and development                              622           733            26          3,466         161
  Selling, general and administrative                   674           792            69          3,617         450

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, equity-based compensation expense, unusual other operating income or expense items, restructuring charges and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance.

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 7 of 9

                                               MICREL, INCORPORATED
                             SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
                                     (In thousands, except per share amounts)
                                                   (Unaudited)

                                                      Three  Months  Ended                       Years  Ended
                                                ----------------------------------------    ----------------------
                                                December 31,  September 30, December 31,          December 31,
                                                ----------------------------------------    ----------------------
                                                    2006         2006         2005             2006        2005
                                                ------------  ------------  ------------    ----------  ----------
GAAP gross profit                                $   36,884    $   43,033    $   37,472     $  160,063  $  133,792
  Adjustment for patent settlement income
   included in net revenues                             --         (2,890)          --          (2,890)        --
  Adjustment for patent settlement costs
   included in cost of revenues                         --            714           --             714         --
  Adjustment for stock-based compensation
   included in cost of revenues                         395           485            32          1,582         159
                                                 ----------    ----------    ----------     ----------  ----------
    Total adjustments to GAAP gross profit              395        (1,691)           32           (594)        159
                                                 ----------    ----------    ----------     ----------  ----------
Non-GAAP gross profit                            $   37,279    $   41,342    $   37,504     $  159,469  $  133,951
                                                 ----------    ----------    ----------     ----------  ----------

GAAP income from operations                      $   12,157    $   18,082    $   12,172     $   57,530  $   33,120
  Adjustments to GAAP gross profit                      395        (1,691)           32           (594)        159
  Adjustment for stock-based compensation
   included in research and development                 622           733            26          3,466         161
  Adjustment for stock-based compensation
   included in selling, general and
   administrative                                       674           792            69          3,617         450
  Adjustment for other expense (income)                  53           (22)          --             966       9,282
  Adjustment for restructuring expense                  168            35           --             269         --
                                                 ----------    ----------    ----------     ----------  ----------
    Total adjustments to GAAP income                  1,912          (153)          127          7,724      10,052
                                                 ----------    ----------    ----------     ----------  ----------
Non-GAAP Income from operations                  $   14,069    $   17,929    $   12,299     $   65,254  $   43,172
                                                 ----------    ----------    ----------     ----------  ----------

GAAP Net income                                  $    8,527    $   11,803    $    9,851    $    38,022   $   5,358
  Total adjustments to GAAP income                    1,912          (153)          127          7,724      10,052
  Tax effect of adjustments to GAAP income             (270)          649           (34)          (428)     (3,509)
                                                 ----------    ----------    ----------     ----------  ----------
Non-GAAP income(2)                               $   10,169    $   12,299    $    9,944     $   45,318  $   31,901
                                                 ==========    ==========    ==========     ==========  ==========

Non-GAAP income per share:(2)
  Basic                                          $     0.13    $     0.15    $     0.12     $     0.56  $     0.37
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted                                        $     0.13    $     0.15    $     0.11     $     0.55  $     0.36
                                                 ==========    ==========    ==========     ==========  ==========

Non-GAAP shares used in computing
 Non-GAAP income per share:
  Basic                                              78,372        80,671        85,619         81,550      87,055
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted(1)                                         79,235        81,104        86,641         82,675      87,971
                                                 ==========    ==========    ==========     ==========  ==========

(1) Shares for the three and twelve months ended December 31, 2006 and shares for the three months ended September 30, 2006 have been adjusted to conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, equity-based compensation expense, unusual other operating income or expense items, restructuring charges and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance.

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 8 of 9

                                               MICREL, INCORPORATED
                         SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
                                                   (Unaudited)

                                                      Three  Months  Ended                       Years  Ended
                                                ----------------------------------------    ----------------------
                                                December 31,  September 30, December 31,          December 31,
                                                ----------------------------------------    ----------------------
                                                    2006         2006         2005             2006        2005
                                                ------------  ------------  ------------    ----------  ----------


Non-GAAP shares used in computing non-GAAP
 income per share (in thousands):
  Basic                                              78,372        80,671        85,619         81,550      87,055
                                                 ==========    ==========    ==========     ==========  ==========
  Diluted(1)                                         79,235        81,104        86,641         82,675      87,971
                                                 ==========    ==========    ==========     ==========  ==========

BASIC:
------
GAAP Net income per share                        $     0.11    $     0.15    $     0.12     $     0.47  $     0.29
Adjustments to reconcile net income to Non-GAAP
 income per share:
  Adjustment for patent settlement income
   included in net revenues                             --          (0.04)          --           (0.04)        --
  Adjustment for patent settlement costs
   included in cost of revenues                         --           0.01           --            0.01         --
  Stock-based compensation effects included in:
   Cost of revenues                                     --            --            --            0.02         --
   Research and development                            0.01          0.01           --            0.04         --
   Selling, general and administrative                 0.01          0.01           --            0.05        0.01
                                                 ----------    ----------    ----------     ----------  ----------
    Total stock-based compensation                     0.02          0.02           --            0.11        0.01

  Adjustment for other expense (income)                  --           --            --            0.01        0.11
  Adjustment for restructuring expense                   --           --            --             --          --
  Provision for income taxes                             --          0.01           --             --        (0.04)
                                                 ----------    ----------    ----------     ----------  ----------
Non-GAAP income per share(2)                     $     0.13    $     0.15    $     0.12     $     0.56  $     0.37
                                                 ==========    ==========    ==========     ==========  ==========
DILUTED:
--------
Net income per share                             $     0.11    $     0.15    $     0.11     $     0.46  $     0.29
Adjustments to reconcile net income to Non-GAAP
 income per share:
  Adjustment for patent settlement income
   included in net revenues                             --          (0.04)          --           (0.04)        --
  Adjustment for patent settlement costs
   included in cost of sales                            --           0.01           --            0.01         --
  Stock-based compensation effects included in:
   Cost of revenues                                     --            --            --            0.02         --
   Research and development                            0.01          0.01           --            0.04         --
   Selling, general and administrative                 0.01          0.01           --            0.05        0.01
                                                 ----------    ----------    ----------     ----------  ----------
    Total stock-based compensation                     0.02          0.02           --            0.11        0.01

  Adjustment for other expense (income)                 --            --            --            0.01        0.10
  Adjustment for restructuring expense                  --            --            --             --          --
 Provision for income taxes                             --           0.01           --             --        (0.04)
                                                 ----------    ----------    ----------     ----------  ----------
Non-GAAP income per share(2)                     $     0.13    $     0.15    $     0.11     $     0.55  $     0.36
                                                 ==========    ==========    ==========     ==========  ==========


(1) Shares for the three and twelve months ended December 31, 2006 and shares for the three months ended September 30, 2006 have been adjusted to conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, equity-based compensation expense, unusual other operating income or expense items, restructuring charges and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance.

MICREL REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
February 1, 2007
Page 9 of 9

                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                   December 31,   December 31,
                                                       2006           2005
                                                   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, restricted cash
   and short-term investments                       $  109,938     $  136,563
  Accounts receivable, net                              31,092         35,524
  Inventories                                           37,189         30,419
  Deferred income taxes                                 23,096         22,134
  Other current assets                                   3,084          1,919
                                                    ----------     ----------
    Total current assets                               204,399        226,559

PROPERTY, PLANT AND EQUIPMENT, NET                      78,665         77,554
INTANGIBLE ASSETS, NET                                   4,714          4,752
DEFERRED INCOME TAXES                                   11,122         10,264
OTHER ASSETS                                             1,343            411
                                                    ----------     ----------
TOTAL                                               $  300,243     $  319,540
                                                    ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                  $   17,429     $   20,552
  Taxes payable                                            --           4,939
  Deferred income on shipments to distributors          21,705         14,069
  Other current liabilities                             22,564         21,672
  Current portion of long-term debt                         80            147
                                                    ----------     ----------
    Total current liabilities                           61,778         61,379

LONG-TERM DEBT                                             --             --
OTHER LONG-TERM OBLIGATIONS                                453            475

SHAREHOLDERS' EQUITY:
  Common stock                                          15,841         73,848
  Deferred stock compensation                              --            (294)
  Accumulated other comprehensive loss                     (35)           (52)
  Retained earnings                                    222,206        184,184
                                                    ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                             238,012        257,686
                                                    ----------     ----------
TOTAL                                               $  300,243     $  319,540
                                                    ==========     ==========